Exhibit 10.5(b)

June 1, 2014

Rabar Market Research, Inc.

10 Bank Street, Suite 830

White Plains, New York 10606-1933

Attn: Mr. Paul Rabar

Re:	Management Agreement Renewals

Dear Mr. Rabar

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2015 and all other provisions of the Management Agreements will remain unchanged.

•	Rabar Master Fund L.P.

•	Westport Futures Fund L.P.

•	Tidewater Futures Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mrs. Alice Lonero at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1304.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Alice Lonero
Alice Lonero
Chief Financial Officer

RABAR MARKET RESEARCH, INC.

By:	/s/ Paul Rabar

Print Name:	Paul Rabar

AL/sr